Exhibit 99
PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF MAY 31, 2002
(in millions, except share amounts)

May, 2002

ASSETS
Current Assets
Cash and cash equivalents	$ 4,214
Accounts receivable:
Customers (net of allowance for doubtful accounts of $51 million)	1,649
Related parties	31
Regulatory balancing accounts	111
Inventories:
Gas stored underground and fuel oil	157
Materials and supplies	117
Prepaid expenses and other	80
Total current assets	6,359

Property, Plant, and Equipment
Electric	18,528
Gas	7,926
Construction work in progress	369
Total property, plant, and equipment (at original cost)	26,823
Accumulated depreciation and decommissioning	(13,258)
Net property, plant, and equipment	13,565

Other Noncurrent Assets
Regulatory assets	2,176
Nuclear decommissioning trust funds	1,339
Other	1,830
Total noncurrent assets	5,345
TOTAL ASSETS	$ 25,269

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	$ 573
Related parties	89
Regulatory Balancing Accounts	287
Other	236
Accrued taxes	1,017
Rate reduction bonds	1,614
Deferred income taxes	982
Deferred tax credits	149
Pre-petition secured debt	3,125
Pre-petition liabilities	4,265
Pre-petition financing debt	5,712
Other liabilities	3,354
Total liabilities	21,403

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Accumulated deficit	(136)
Accumulated other comprehensive loss	1
Total stockholders' equity	3,729

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 25,269

_______________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF MAY 31, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3

Cash and cash equivalents have been reduced for uncleared checks.  On the balance sheet included with the Utility's Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

_______________________________________________________________________

Case to date

	Month	fourteen months
	ended	ended
	May 31, 2002	May 31, 2002
OPERATING REVENUES	$ 936	$ 12,084

OPERATING EXPENSES:
Cost of Electric Energy	179	615
Cost of Gas	68	1,399
Operating and Maintenance	205	3,145
Depreciation, Decommissioning, and Amortization	103	1,123
Total Operating Expenses	555	6,282

OPERATING INCOME (LOSS)	381	5,802

Interest Income (Expense)	(66)	(1,036)
Professional Fees	(1)	(16)
Other Income and (Expense)	0	(13)

PRE-TAX INCOME (LOSS)	314	4,737

Income Taxes	129	1,833

EARNINGS (LOSS)	185	2,904

Preferred Dividend Requirement	2	29

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$ 183	$ 2,875

_______________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED MAY 31, 2002
AND THE FOURTEEN MONTHS ENDED MAY 31, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The results for the month of May 2002 are not indicative of future earnings. Future earnings could differ materially.

3

These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR).  The estimated amount recorded was the product of the estimated amount of power purchased by the DWR on behalf of retail customers during the current month and the rate of approximately 9 cents per kilowatt hour.  The estimated amount recorded is subject to revision and actual results could differ materially from the information provided in this statement.

4	Case to date results reflect the entire fourteen month period ended May 31, 2002. The bankruptcy petition date is April 6, 2001.